Exhibit 1.01 Conflict Minerals Report

For the Year Ended December 31, 2025

This is the Conflict Minerals Report of TTM Technologies, Inc. (the “Company” or “TTM”) for the calendar year 2025 (ended December 31, 2025) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), and the instructions to Form SD. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Conflict Minerals Report, unless otherwise defined herein.

Rule 13p-1 and Form SD require the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are present in the products and necessary to the functionality of such products. Form SD defines “Conflict Minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

(1)	Product Description

TTM is a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards (“PCB”) and substrates. The Company provides time-to-market and volume production of advanced technology products and offers a one-stop design, engineering, and manufacturing solution to customers.

TTM’s Conflict Minerals information is reported under two categories. “PCB” includes all unpopulated “bare board” printed circuit board products. All other products manufactured by TTM are referred to as “Non-PCB”.

As a company whose business is electronics manufacturing and assembly, TTM is several levels removed from the actual mining and refining of Conflict Minerals. TTM does not purchase raw ore or unrefined Conflict Minerals and makes no direct purchases in the Covered Countries.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently determine the exact materials and components the Company is required to use, and in many cases specify the suppliers from which the Company is required to source these minerals and components. As a result, TTM is limited in its ability to exercise discretion in sourcing certain materials and components. Similarly, the Company’s ability to influence the supply chain practices of suppliers selected by its customers is limited. Thus, the Company’s ability to change the sourcing of its Conflict Minerals depends on its customers’ selections of suppliers and designs.

(2)	Due Diligence in Accordance with the Organization for Economic Cooperation and Development (the “OECD”) 5-Step Framework

TTM has processes in place for the purpose of exercising due diligence over its supply chain as it relates to minerals from conflict-affected and high-risk areas. The design of the due diligence processes conforms substantially to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”) as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Step 1 – Establish and Maintain Strong Company Management Systems

1.1

TTM has adopted a Conflict Minerals Policy and Statement (the “Policy”). A copy of the Policy, together with a copy of this Form SD and Conflict Minerals Report, can be found on the Company’s website at: https://investors.ttm.com/corporate-governance/governance-documents. The content of TTM’s website as referred to in this Form SD and Conflict Minerals Report is included for general information only and is not incorporated by reference herein. In accordance with the Policy, TTM is continuing to review its suppliers’ declarations and has sought their cooperation and assistance in ensuring that the Conflict Minerals used in TTM products are sourced reliably and responsibly. However, as noted in the Policy and above, TTM’s purchasing decisions are limited by the level of cooperation it receives from suppliers in sourcing responsibly from non-conflict areas.

Exhibit 1.01 – Page 1

1.2

TTM has a Conflict Minerals Steering Committee to review and enhance the cross-functional working group (the “Working Group”) tasked with developing policies and procedures consistent with the OECD Guidance.

1.3

In accordance with the requirements of Rule 13p-1 and the instructions to Form SD, the Working Group annually reviews the Company’s products, almost all of which are manufactured to customer specifications, to determine if they contain Conflict Minerals necessary to the products’ generally expected functions, use, purpose, or production.

1.4	The Working Group concluded that the bare PCBs may contain gold or tin in surface finishes, and the Non-PCB products manufactured in 2025 may contain any of the four Conflict Minerals in components.

Step 2 – Identify and Assess Risks in the Supply Chain

2.1

The Working Group has identified the suppliers of the materials and components that contain Conflict Minerals in TTM’s products and conducted a supply-chain survey to obtain source smelter identification from its suppliers of Conflict Minerals using the standard conflict minerals reporting template (“CMRT”) published by the Responsible Minerals Initiative (“RMI”).

2.2

The CMRT was distributed to all identified suppliers of components or materials containing Conflict Minerals to determine the country of origin of the Conflict Minerals contained therein, and whether such Conflict Minerals were sourced from recycled or scrap materials. The CMRT requested information on Conflict Minerals in components or materials supplied to TTM for products manufactured during calendar year 2025 and contained representations as to the source and origin of the necessary Conflict Minerals contained in the relevant products.

2.3

In addition to identifying suppliers of Conflict Minerals to the Company and collecting supply-chain smelter information, TTM’s diligence measures included requesting suppliers to declare if any Conflict Minerals contained in their products originated in the Covered Countries.

2.4

The Company believes that complete information was received from all identified suppliers to its PCB products. However, many suppliers to TTM’s much smaller Non-PCB businesses reported that their supply chain information was incomplete. TTM continues to seek complete and accurate information from its Conflict Minerals supply chain sources from relevant suppliers.

2.5	The Company renewed its membership in the RMI to retain its timely access to global Conflict Minerals smelter information.

2.6	Smelters and refiners identified in the supply-chain survey were checked against RMI-provided smelter information to confirm the status of their Conflict Minerals related sourcing activities.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

3.1

Changes to the status of the identified TTM PCB supply chain smelters were monitored regularly. All identified PCB sourcing concerns were addressed through outreach to the relevant members of TTM’s supply chain. TTM suppliers who identified “high risk” (based on OECD Due Diligence Guidance) smelters in their supply chains were asked to continue to perform due diligence to confirm this information or work to remove the smelters from their supply chain.

3.2	The status of the identified Non-PCB supply chain smelters was updated at the end of 2025.

3.3

After reviewing supply chain and other identified publicly available information, the Company believes that some portion of the tantalum, tin, tungsten, and gold in the Company’s supply chain may have been mined in Covered Countries. Grouped by metal, the following is TTM’s best estimate of the smelter and smelter location that may have contributed Conflict Minerals from Covered Countries to the Company’s supply chain for products manufactured during the 2025 calendar year:

Metal	Smelter Name	Country[i]

Gold	African Gold Refinery	Uganda

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

Gold	Asahi Refining USA Inc.	United States Of America

Exhibit 1.01 – Page 2

Metal	Smelter Name	Country[i]

Gold	Asaka Riken Co., Ltd.	Japan

Gold	AU Traders and Refiners	South Africa

Gold	CCR Refinery—Glencore Canada Corporation	Canada

Gold	Emirates Gold DMCC	United Arab Emirates

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold	Heimerle + Meule GmbH	Germany

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

Gold	Istanbul Gold Refinery	Turkey

Gold	Jiangxi Copper Co., Ltd.	China

Gold	K.A. Rasmussen	Norway

Gold	L’Orfebre S.A.	Andorra

Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Metalor Technologies S.A.	Switzerland

Gold	Mitsubishi Materials Corporation	Japan

Gold	MKS PAMP SA	Switzerland

Gold	MMTC-PAMP India Pvt., Ltd.	India

Gold	Nihon Material Co., Ltd.	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	QG Refining, LLC	United States Of America

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	Safimet S.p.A	Italy

Gold	Samduck Precious Metals	Korea, Republic Of

Gold	Shandong Gold Smelting Co., Ltd.	China

Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Sudan Gold Refinery	Sudan

Gold	Valcambi S.A.	Switzerland

Gold	Yokohama Metal Co., Ltd.	Japan

Gold	Yunnan Copper Industry Co., Ltd.	China

Tantalum	AMG Brasil	Brazil

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Tantalum	D Block Metals, LLC	United States Of America

Tantalum	F&X Electro-Materials Ltd.	China

Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Global Advanced Metals Boyertown	United States Of America

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Tantalum	Jiujiang Tanbre Co., Ltd.	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tantalum	KEMET de Mexico	Mexico

Tantalum	Materion Newton Inc.	United States Of America

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan

Exhibit 1.01 – Page 3

Metal	Smelter Name	Country[i]

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	NPM Silmet AS	Estonia

Tantalum	QuantumClean	United States Of America

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	Taki Chemical Co., Ltd.	Japan

Tantalum	TANIOBIS Co., Ltd.	Thailand

Tantalum	TANIOBIS GmbH	Germany

Tantalum	TANIOBIS Japan Co., Ltd.	Japan

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany

Tantalum	Telex Metals	United States Of America

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China

Tin	Aurubis Beerse	Belgium

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Luna Smelter, Ltd.	Rwanda

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Resind Industria e Comercio Ltda.	Brazil

Tin	Thaisarco	Thailand

Tin	VQB Mineral and Trading Group JSC	Viet Nam

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil

Tin	Super Ligas	Brazil

Tungsten	A.L.M.T. Corp.	Japan

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Global Tungsten & Powders LLC	United States Of America

Tungsten	H.C. Starck Tungsten GmbH	Germany

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	Kennametal Fallon	United States Of America

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany

Tungsten	Wolfram Bergbau und Hutten AG	Austria

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China

[i]	Smelter country names are listed as reported in the RMI Smelter Database.

Exhibit 1.01 – Page 4

Although TTM does not have complete source-smelter information from a number of suppliers, the Company obtained no affirmative information indicating that any of the Conflict Minerals from the smelters listed above financed or benefited armed groups that operate in the Covered Countries.

3.4

TTM, along with other companies, served as a signatory on letters delivered to known smelters. Smelters which were currently conformant to the Responsible Minerals Assurance Process (“RMAP”) were thanked for their support of responsible sourcing practices. Those which had not been audited were requested to engage with an industry-recognized responsible sourcing program.

3.5

As noted above, the Company’s supply chain survey did not yield complete source-smelter information from a number of customer-specified suppliers of Conflict Minerals for TTM’s Non-PCB products. The Company is continuing its efforts to work with such suppliers to ensure complete information is provided to the Company, including the country of origin of the relevant Conflict Minerals and the identity of the source smelters used to process the minerals. As additional information is obtained, the Company will undertake to determine whether such smelters have been listed by the RMI as compliant with the RMAP or otherwise. In connection with such continuing diligence, the Company intends to continue education of and outreach to its suppliers as needed.

Step 4 – Carry Out Independent Third Party Audit (“IPSA”) of Smelter/Refiner’s Due Diligence Practices

4.1

TTM supports the RMI RMAP as well as the development and implementation of due diligence practices and tools such as the CMRT. TTM analyzed the data received on smelters and refiners and compared such information against the list of facilities that were designated as “Conformant” by the RMI. However, due to the structure of the Company’s supply chain as noted in the Policy and above, there are generally multiple tiers of suppliers between TTM and the smelters and refiners in the supply chain, and TTM does not purchase raw ore or unrefined Conflict Minerals or make any direct purchases in the Covered Countries. Therefore, as contemplated by the OECD Guidance for “downstream” companies, TTM has not performed its own audits of smelters or refiners. TTM will obtain an IPSA as and when required by Rule 13p-1 and Form SD.

Step 5 – Report Annually on Supply Chain Due Diligence

5.1

TTM submitted its Form SD with Exhibit 1.01 to the Securities and Exchange Commission (“SEC”) and posted the same to TTM’s external website for each prior reporting period. The most recent prior reporting period ended December 31, 2024 and the relevant Form SD was submitted to the SEC and posted on TTM’s external web site on May 23, 2025.

(3)	Products

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured or contracted to manufacture:

As noted in section (1) above, TTM products are the following:

1.	Bare PCBs fabricated to customer specifications, including procurement of heat sinks and their attachments, where applicable, and

2.

Non-PCB products including RF/microwave products manufactured in accordance with TTM designs, products manufactured at RF/microwave manufacturing facilities that were fabricated to customer design and material specifications, printed circuit assemblies assembled to customer specified bills of materials using customer-controlled components from customer approved vendor lists, and any other products assembled to customer design and using customer specified suppliers.

Appendix I contains a listing of smelters provided by TTM’s PCB supply chain for products manufactured during the 2025 calendar year. Though all suppliers to TTM’s PCB supply chain submitted a CMRT, one supplier indicated the use of a smelter that is not RMAP Conformant. TTM has now removed this smelter from its supply chain.

Appendix II is a listing of smelters reported by the Company’s Non-PCB supply chain for products manufactured during the 2025 calendar year. The supply chain data quality associated with these parts appears to be significantly less robust. Some smelters names provided may not be actual smelters and some names provided are recognized as not currently participating in any internationally recognized RMAP. TTM will continue to encourage customers to choose known RMAP Conformant sources as opportunities allow.

Exhibit 1.01 – Page 5

(4)	Summary

TTM’s reasonable country of origin inquiry is based on third party audit information and, to the extent that audited information is not available, it draws on additional information that TTM and others have collected. To the extent reasonably possible, TTM has documented the country of origin of identified smelters and refiners based on information from the RMI, surveys of smelters and refiners, and/or third party reviews of publicly available information. However, some country of origin information has not been audited by a third party because, among other reasons, applicable smelters and refiners have gone out of operation before completing a third party audit, smelters and refiners have not gone through a third party audit, or the third party audit does not yet include reporting of country of origin information. Based on the information provided by TTM’s suppliers, smelters, and refiners, as well as from the RMI and other sources, TTM believes that the Conflict Minerals contained in its products were processed in the countries listed in the Appendices below and has indicated where the smelters have previously been audited by the RMI and found to be sourcing conflict free or are working with the RMI to be audited in the future.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently determine the exact materials, components, and suppliers the Company uses, which limits the Company’s ability to exercise discretion in sourcing certain materials and components, and ability to influence the supply chain practices of suppliers. Accordingly, the Company’s success in making determinations about the potential presence of Conflict Minerals in its products depends upon various factors including, but not limited to, (i) the respective due diligence efforts of its suppliers and their supply chain; (ii) such suppliers’ respective willingness, whether public or private entities, to disclose such information to the Company; and (iii) the ability of the involved entities to make their determinations in accordance with nationally or internationally recognized standards, including the Guidance provided by the OECD. The failure to obtain reliable information from any level of TTM’s supply chain could have a material impact on the Company’s future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that the Company’s suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that TTM considers reliable or in a time frame sufficient to allow the Company to make its own assessment following appropriate further diligence measures, if any.

Appendix I

Conflict Minerals Sources to PCB Global Operations 2025

Appendix II

Conflict Minerals Sources to Non-PCB Global Operations 2025

Exhibit 1.01 – Page 6

Appendix I

Conflict Minerals Sources to PCB Global Operations 2025

Metal	Smelter Name	Country[i]	RMAP Conformant?

Gold	Advanced Chemical Company	United States Of America	Y

Gold	Agosi AG	Germany	Y

Gold	Aida Chemical Industries Co., Ltd.	Japan	Y

Gold	Argor-Heraeus S.A.	Switzerland	Y

Gold	Asahi Refining Canada Ltd.	Canada	Y

Gold	Asahi Refining USA Inc.	United States Of America	Y

Gold	Asaka Riken Co., Ltd.	Japan	Y

Gold	C. Hafner GmbH + Co. KG	Germany	Y

Gold	CCR Refinery—Glencore Canada Corporation	Canada	Y

Gold	Chimet S.p.A.	Italy	Y

Gold	Chugai Mining	Japan	Y

Gold	Dowa	Japan	Y

Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Y

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Y

Gold	Heimerle + Meule GmbH	Germany	Y

Gold	Heraeus Metals Hong Kong Ltd.	China	Y

Gold	Japan Mint	Japan	Y

Gold	LT Metal Ltd.	Korea, Republic Of	Y

Gold	Materion	United States Of America	Y

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Y

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y

Gold	Metalor Technologies (Suzhou) Ltd.	China	Y

Gold	Metalor Technologies S.A.	Switzerland	Y

Gold	Metalor USA Refining Corporation	United States Of America	Y

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Y

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Y

Gold	REMONDIS PMR B.V.	Netherlands	Y

Gold	Royal Canadian Mint	Canada	Y

Gold	SAFINA A.S.	Czechia	Y

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Y

Gold	Shandong Gold Smelting Co., Ltd.	China	Y

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Y

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y

Gold	United Precious Metal Refining, Inc.	United States Of America	Y

Gold	WIELAND Edelmetalle GmbH	Germany	Y

Gold	Yamakin Co., Ltd.	Japan	Y

Appendix II – Page 1

Metal	Smelter Name	Country[i]	RMAP Conformant?

Gold	Yokohama Metal Co., Ltd.	Japan	Y

Tin	Alpha Assembly Solutions Inc	United States Of America	Y

Tin	Aurubis Beerse	Belgium	Y

Tin	Aurubis Berango	Spain	Y

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y

Tin	China Tin Group Co., Ltd.	China	Y

Tin	CRM Synergies	Spain	Y

Tin	Dowa	Japan	Y

Tin	EM Vinto	Bolivia (Plurinational State Of)	Y

Tin	Fenix Metals	Poland	Y

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y

Tin	Luna Smelter, Ltd.	Rwanda	Y

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Y

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Y

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Y

Tin	Metallic Resources, Inc.	United States Of America	Y

Tin	Mineracao Taboca S.A.	Brazil	Y

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	Y

Tin	Minsur	Peru	Y

Tin	Mitsubishi Materials Corporation	Japan	Y

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Y

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Y

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Y

Tin	PT Bangka Prima Tin	Indonesia	Y

Tin	PT Cipta Persada Mulia	Indonesia	Y

Tin	PT Mitra Stania Prima	Indonesia	Y

Tin	PT Mitra Sukses Globalindo	Indonesia	Y

Tin	PT Premium Tin Indonesia	Indonesia	Y

Tin	PT Prima Timah Utama	Indonesia	Y

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Y

Tin	PT Rajawali Rimba Perkasa	Indonesia	Y

Tin	PT Rajehan Ariq	Indonesia	Y

Tin	PT Timah Tbk Kundur	Indonesia	Y

Tin	PT Timah Tbk Mentok	Indonesia	Y

Tin	Rui Da Hung	Taiwan, Province Of China	Y

Tin	Super Ligas	Brazil	Y

Tin	Thaisarco	Thailand	Y

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Y

Appendix II – Page 2

Metal	Smelter Name	Country[i]	RMAP Conformant?

Tin	Tin Technology & Refining	United States Of America	Y

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Y

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	1

[1]	Non-Conformant smelter which has subsequently been removed from TTM’s supply chain.
[i]	Smelter country names are listed as reported in the RMI Smelter Database.

Conflict Minerals Smelter Totals—PCB

Metal	Smelter Count
Tin	43

Gold	39

Total	82

Appendix II – Page 3

Appendix II

Conflict Minerals Sources to Non-PCB Global Operations 2025

Metal	Smelter Name	Country	RMAP Conformant?

Gold	8853 S.p.A.	Italy

Gold	ABC Refinery Pty Ltd.	Australia

Gold	Abington Reldan Metals, LLC	United States Of America	Y

Gold	Advanced Chemical Company	United States Of America	Y

Gold	African Gold Refinery	Uganda

Gold	Agosi AG	Germany	Y

Gold	Aida Chemical Industries Co., Ltd.	Japan	Y

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

Gold	Al Ghaith Gold	United Arab Emirates

Gold	Albino Mountinho Lda.	Portugal

Gold	Alexy Metals	United States Of America

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Y

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Y

Gold	Argor-Heraeus S.A.	Switzerland	Y

Gold	ARY Aurum Plus	United Arab Emirates

Gold	Asahi Pretec Corp.	Japan	Y

Gold	Asahi Refining Canada Ltd.	Canada	Y

Gold	Asahi Refining USA Inc.	United States Of America	Y

Gold	Asaka Riken Co., Ltd.	Japan	Y

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	Atlantic Copper	Spain

Gold	Attero Recycling Pvt Ltd	India

Gold	AU Traders and Refiners	South Africa

Gold	Augmont Enterprises Private Limited	India

Gold	Aurubis AG	Germany	Y

Gold	Aurubis AG, Hamburg	Germany

Gold	Bangalore Refinery	India	Y

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Y

Gold	Bauer Walser AG	Germany

Gold	Boliden Ronnskar	Sweden	Y

Gold	C. Hafner GmbH + Co. KG	Germany	Y

Gold	C.I Metales Procesados Industriales SAS	Colombia

Gold	Caridad	Mexico

Gold	CCR Refinery—Glencore Canada Corporation	Canada	Y

Gold	Cendres + Metaux S.A.	Switzerland

Gold	CGR Metalloys Pvt Ltd.	India

Gold	Chenzhou Yun Xiang mining limited liability company	China

Appendix II – Page 1

Metal	Smelter Name	Country	RMAP Conformant?

Gold	Chimet S.p.A.	Italy	Y

Gold	Chugai Mining	Japan	Y

Gold	Coimpa Industrial LTDA	Brazil	Y

Gold	Daejin Indus Co., Ltd.	Korea, Republic Of

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	Dijllah Gold Refinery FZC	United Arab Emirates

Gold	DODUCO Contacts and Refining GmbH	Germany

Gold	Dongwu Gold Group	China

Gold	Dowa	Japan	Y

Gold	DS PRETECH Co., Ltd.	Korea, Republic Of

Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Y

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Y

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Y

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Y

Gold	Elemetal Refining, LLC	United States Of America

Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	Y

Gold	Emerald Jewel Industry India Limited (Unit 1)	India

Gold	Emerald Jewel Industry India Limited (Unit 2)	India

Gold	Emerald Jewel Industry India Limited (Unit 3)	India

Gold	Emerald Jewel Industry India Limited (Unit 4)	India

Gold	Emirates Gold DMCC	United Arab Emirates

Gold	Faggi Enrico S.p.A.	Italy

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold	Fujairah Gold FZC	United Arab Emirates

Gold	Gasabo Gold Refinery Ltd	Rwanda

Gold	Geib Refining Corporation	United States Of America

Gold	GG Refinery Ltd.	Tanzania, United Republic Of	Y

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India

Gold	Global Tungsten & Powders Corp.	United States Of America

Gold	Gold by Gold Colombia	Colombia	Y

Gold	Gold Coast Refinery	Ghana

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Y

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	Guangdong Hua Jian Trade Co., Ltd.	China

Gold	Guangdong Jinding Gold Limited	China

Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hang Seng Technology	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Appendix II – Page 2

Metal	Smelter Name	Country	RMAP Conformant?

Gold	Heimerle + Meule GmbH	Germany	Y

Gold	Henan Yuguang Gold & Lead Co., Ltd.	China

Gold	Heraeus Germany GmbH Co. KG	Germany	Y

Gold	Heraeus Metals Hong Kong Ltd.	China	Y

Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China

Gold	Hop Hing electroplating factory Zhejiang	China

Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

Gold	Hung Cheong Metal Manufacturing Limited	China

Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of

Gold	Impala Platinum—Platinum Metals Refinery (PMR)	South Africa	Y

Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	Y

Gold	Impala Rustenburg	South Africa	Y

Gold	Industrial Refining Company	Belgium

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Y

Gold	International Precious Metal Refiners	United Arab Emirates

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Y

Gold	Istanbul Gold Refinery	Turkey	Y

Gold	Italpreziosi	Italy	Y

Gold	JALAN & Company	India

Gold	Japan Mint	Japan	Y

Gold	Jiangxi Copper Co., Ltd.	China	Y

Gold	Jin Jinyin Refining Co., Ltd.	China

Gold	Jinlong Copper Co., Ltd.	China

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Novosibirsk Refinery	Russian Federation

Gold	JSC Uralelectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Y

Gold	K.A. Rasmussen	Norway

Gold	Kaloti Precious Metals	United Arab Emirates

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kazzinc	Kazakhstan	Y

Gold	Kennecott Utah Copper LLC	United States Of America	Y

Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Y

Gold	Kojima Chemicals Co., Ltd.	Japan	Y

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	Y

Appendix II – Page 3

Metal	Smelter Name	Country	RMAP Conformant?

Gold	KP Sanghvi International Airport	India

Gold	Kundan Care Products Ltd.	India

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	L’Orfebre S.A.	Andorra

Gold	LS MnM Inc.	Korea, Republic Of	Y

Gold	LT Metal Ltd.	Korea, Republic Of	Y

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Marsam Metals	Brazil

Gold	Materion	United States Of America	Y

Gold	Matsuda Sangyo Co., Ltd.	Japan	Y

Gold	MD Overseas	India

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Y

Gold	Metallix Refining Inc.	United States Of America

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Y

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y

Gold	Metalor Technologies (Suzhou) Ltd.	China	Y

Gold	Metalor Technologies S.A.	Switzerland	Y

Gold	Metalor USA Refining Corporation	United States Of America	Y

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y

Gold	Minera Titán del Perú SRL (MTP)—Belen Plant	Peru

Gold	Mitsubishi Materials Corporation	Japan	Y

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Y

Gold	MKS PAMP SA	Switzerland	Y

Gold	MMTC-PAMP India Pvt., Ltd.	India	Y

Gold	Modeltech Sdn Bhd	Malaysia

Gold	Morris and Watson	New Zealand

Gold	Morris and Watson Gold Coast	Australia

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Y

Gold	Naoshima Smelter & Refinery	Japan

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Y

Gold	NH Recytech Company	Korea, Republic Of	Y

Gold	Nihon Material Co., Ltd.	Japan	Y

Gold	NOBLE METAL SERVICES	United States Of America

Gold	Nyrstar Metals	United States Of America

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Y

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Y

Appendix II – Page 4

Metal	Smelter Name	Country	RMAP Conformant?

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold	Pease & Curren	United States Of America

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Plansee SE Reutte	Austria	Y

Gold	Planta Recuperadora de Metales SpA	Chile	Y

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Y

Gold	PX Precinox S.A.	Switzerland	Y

Gold	QG Refining, LLC	United States Of America

Gold	Rand Refinery (Pty) Ltd.	South Africa	Y

Gold	Realized the Enterprise Co., Ltd.	China

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	REMONDIS PMR B.V.	Netherlands	Y

Gold	Republic Metals Corporation	United States Of America

Gold	Royal Canadian Mint	Canada	Y

Gold	SAAMP	France

Gold	Sabin Metal Corp.	United States Of America

Gold	Safimet S.p.A	Italy

Gold	SAFINA A.S.	Czechia	Y

Gold	Sai Refinery	India

Gold	Sam Precious Metals	United Arab Emirates

Gold	Samduck Precious Metals	Korea, Republic Of

Gold	Samwon Metals Corp.	Korea, Republic Of

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia

Gold	SAXONIA Edelmetalle GmbH	Germany

Gold	Schone Edelmetaal B.V.	Netherlands

Gold	Sellem Industries Ltd.	Mauritania

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Y

Gold	Shan Dong Huangjin	China

Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China

Gold	Shandon Jin Jinyin Refining Limited	China

Gold	Shandong Gold Smelting Co., Ltd.	China	Y

Gold	Shandong Hengbang Smelter Co., Ltd.	China

Gold	Shandong Humon Smelting Co., Ltd.	China

Gold	Shandong penglai gold smelter	China

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Yanggu Xiangguang Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y

Gold	Shenzhen CuiLu Gold Co., Ltd.	China

Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China

Appendix II – Page 5

Metal	Smelter Name	Country	RMAP Conformant?

Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Gold	Shirpur Gold Refinery Ltd.	India

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Y

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China

Gold	Sino-Platinum Metals Co., Ltd.	China

Gold	So Accurate Group, Inc.	United States Of America

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	Y

Gold	SOLEIL METALS (Chala One Plant)	Peru

Gold	SOLEIL METALS (YAKARI Plant)	Peru

Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Sudan Gold Refinery	Sudan

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Y

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Y

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China

Gold	SuZhou ShenChuang recycling Ltd.	China

Gold	T.C.A S.p.A	Italy	Y

Gold	Tai Perng	Taiwan, Province Of China

Gold	TAIWAN TOTAI CO., LTD.	Taiwan, Province Of China

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Y

Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India

Gold	Tokuriki Honten Co., Ltd.	Japan	Y

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Gold	TOO Tau-Ken-Altyn	Kazakhstan	Y

Gold	Torecom	Korea, Republic Of

Gold	Tsai Brother industries	Taiwan, Province Of China

Gold	Umicore Brasil Ltda.	Brazil

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y

Gold	United Precious Metal Refining, Inc.	United States Of America	Y

Gold	Universal Precious Metals Refining Zambia	Zambia

Gold	Valcambi S.A.	Switzerland	Y

Gold	Value Trading	Belgium

Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China

Gold	WEEEREFINING	France

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Y

Appendix II – Page 6

Metal	Smelter Name	Country	RMAP Conformant?

Gold	White Solder Metalurgia e Mineração Ltda.	Brazil

Gold	WIELAND Edelmetalle GmbH	Germany	Y

Gold	Wuzhong Group	China

Gold	Xiamen JInbo Metal Co., Ltd.	China

Gold	Yamakin Co., Ltd.	Japan	Y

Gold	Yokohama Metal Co., Ltd.	Japan	Y

Gold	Yunnan Copper Industry Co., Ltd.	China

Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China

Gold	Zhaojun Maifu	China

Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China

Gold	Zhongkuang Gold Industry Co., Ltd.	China

Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China

Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Y

Gold	Zhuhai toxic materials Monopoly Ltd.	China

Gold	Zhuzhou Smelting Group Co., Ltd	China

Tantalum	5D Production OU	Estonia

Tantalum	AMG Brasil	Brazil	Y

Tantalum	ANHUI HERRMAN IMPEX CO.	China

Tantalum	Asaka Riken Co., Ltd.	Japan

Tantalum	Avon Specialty Metals Ltd.	United Kingdom Of Great Britain And Northern Ireland

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Y

Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China	Y

Tantalum	CP Metals Inc.	United States Of America

Tantalum	D Block Metals, LLC	United States Of America	Y

Tantalum	Duoluoshan	China

Tantalum	Exotech Inc.	United States Of America

Tantalum	F&X Electro-Materials Ltd.	China	Y

Tantalum	FIR Metals & Resource Ltd.	China	Y

Tantalum	Gannon & Scott	United States Of America

Tantalum	Global Advanced Metals	United States Of America

Tantalum	Global Advanced Metals Aizu	Japan	Y

Tantalum	Global Advanced Metals Boyertown	United States Of America	Y

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Y

Tantalum	H.C. Starck Hermsdorf GmbH	Germany

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Y

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Y

Appendix II – Page 7

Metal	Smelter Name	Country	RMAP Conformant?

Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China

Tantalum	Jiangxi Tuohong New Raw Material	China	Y

Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Y

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Y

Tantalum	Jiujiang Tanbre Co., Ltd.	China	Y

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Y

Tantalum	KEMET Blue Powder	United States Of America

Tantalum	KEMET de Mexico	Mexico	Y

Tantalum	King-Tan Tantalum Industry Ltd.	China

Tantalum	Malaysia Smelting Corporation (MSC)	Malaysia

Tantalum	Materion	United States Of America

Tantalum	Materion Newton Inc.	United States Of America	Y

Tantalum	Metallurgical Products India Pvt., Ltd.	India	Y

Tantalum	Mineracao Taboca S.A.	Brazil	Y

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Y

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Y

Tantalum	NPM Silmet AS	Estonia	Y

Tantalum	Plansee SE Reutte	Austria	Y

Tantalum	Power Resources Ltd.	Rwanda

Tantalum	PowerX Ltd.	Rwanda	Y

Tantalum	QuantumClean	United States Of America	Y

Tantalum	Resind Industria e Comercio Ltda.	Brazil	Y

Tantalum	RFH Recycling Metals Co., Ltd.	China	Y

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Y

Tantalum	Rui Da Hung	Taiwan, Province Of China

Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China

Tantalum	Soft Metais Ltda.	China	Y

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	Taike Technology(Suzhou)Co.,Ltd.	China

Tantalum	Taki Chemical Co., Ltd.	Japan	Y

Tantalum	TANIOBIS Co., Ltd.	Thailand	Y

Tantalum	TANIOBIS GmbH	Germany	Y

Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Y

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Y

Tantalum	Telex Metals	United States Of America	Y

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Y

Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China	Y

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Y

Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China	Y

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Y

Appendix II – Page 8

Metal	Smelter Name	Country	RMAP Conformant?

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Y

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Y

Tin	5N Plus	United Kingdom Of Great Britain And Northern Ireland

Tin	Alpha Assembly Solutions Inc	United States Of America	Y

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin	Aurubis Beerse	Belgium	Y

Tin	Aurubis Berango	Spain	Y

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y

Tin	China Tin Group Co., Ltd.	China	Y

Tin	Chofu Works	China

Tin	CNMC (Guangxi) PGMA Co., Ltd.	China

Tin	Conecsus LLC	United States Of America

Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil

Tin	CRM Synergies	Spain	Y

Tin	CV Ayi Jaya	Indonesia	Y

Tin	CV Dua Sekawan	Indonesia

Tin	CV Gita Pesona	Indonesia

Tin	CV United Smelting	Indonesia

Tin	CV Venus Inti Perkasa	Indonesia

Tin	Dongguan Best Alloys Co., Ltd.	China	Y

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China

Tin	Dongguan City Xida Soldering Tin Products Co.	China

Tin	Dowa	Japan	Y

Tin	Dragon Silver Holdings Limited	China

Tin	DS Myanmar	Myanmar

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	EM Vinto	Bolivia (Plurinational State Of)	Y

Tin	Estanho de Rondonia S.A.	Brazil	Y

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Y

Tin	Feinhutte Halsbrucke GmbH	Germany	Y

Tin	Fenix Metals	Poland	Y

Tin	Geib Refining Corp.	United States Of America

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China

Tin	Gejiu Fengming Metallurgy Chemical Plant	China

Tin	Gejiu Jinye Mineral Company	China

Appendix II – Page 9

Metal	Smelter Name	Country	RMAP Conformant?

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y

Tin	Gejiu Yunxi Group Corp.	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Y

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y

Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China

Tin	Guangxi Nonferrous Metals Group	China

Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China

Tin	Hezhou Jinwei Tin Co., Ltd.	China

Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China

Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Y

Tin	Huichang Jinshunda Tin Co., Ltd.	China

Tin	IMPAG AG	Switzerland

Tin	Jean Goldschmidt International	Belgium

Tin	Jiang Jia Wang Technology Co.	China

Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China

Tin	Jiangxi New Nanshan Technology Ltd.	China

Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tin	LIAN JING	China

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China

Tin	Luna Smelter, Ltd.	Rwanda	Y

Tin	Ma An Shan Shu Guang Smelter Corp.	China

Tin	Ma’anshan Weitai Tin Co., Ltd.	China

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Y

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Y

Tin	Materials Eco-Refining Co., Ltd.	Japan

Tin	Melt Metais e Ligas S.A.	Brazil

Tin	Metahub Industries Sdn. Bhd.	Malaysia

Tin	Metallic Resources, Inc.	United States Of America	Y

Tin	Metallum Group Holding NV	Belgium

Tin	Minchali Metal Industry Co., Ltd.	Taiwan, Province Of China

Tin	Mineracao Taboca S.A.	Brazil	Y

Tin	Ming Li Jia smelt Metal Factory	China

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	Y

Appendix II – Page 10

Metal	Smelter Name	Country	RMAP Conformant?

Tin	Minsur	Peru	Y

Tin	Mitsubishi Materials Corporation	Japan	Y

Tin	Modeltech Sdn Bhd	Malaysia

Tin	Ney Metals and Alloys	United States Of America

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Novosibirsk Tin Combine	Russian Federation

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Y

Tin	OMODEO A. E S. METALLEGHE SRL	Italy

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Y

Tin	P Kay Metal, Inc	United States Of America	Y

Tin	Pongpipat Company Limited	Myanmar

Tin	Precious Minerals and Smelting Limited	India

Tin	PT Aries Kencana Sejahtera	Indonesia

Tin	PT Arsed Indonesia	Indonesia	Y

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Y

Tin	PT Babel Inti Perkasa	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Prima Tin	Indonesia	Y

Tin	PT Bangka Serumpun	Indonesia

Tin	PT Bangka Tin Industry	Indonesia

Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT Bukit Timah	Indonesia

Tin	PT Cipta Persada Mulia	Indonesia	Y

Tin	PT DS Jaya Abadi	Indonesia

Tin	PT Eunindo Usaha Mandiri	Indonesia

Tin	PT Inti Stania Prima	Indonesia

Tin	PT Karimun Mining	Indonesia

Tin	PT Kijang Jaya Mandiri	Indonesia

Tin	PT Lautan Harmonis Sejahtera	Indonesia

Tin	PT Masbro Alam Stania	Indonesia

Tin	PT Menara Cipta Mulia	Indonesia

Tin	PT Mitra Graha Raya	Indonesia

Tin	PT Mitra Stania Prima	Indonesia	Y

Tin	PT Mitra Sukses Globalindo	Indonesia	Y

Tin	PT O.M. Indonesia	Indonesia

Tin	PT Panca Mega Persada	Indonesia

Tin	PT Premium Tin Indonesia	Indonesia	Y

Tin	PT Prima Timah Utama	Indonesia	Y

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Y

Appendix II – Page 11

Metal	Smelter Name	Country	RMAP Conformant?

Tin	PT Rajawali Rimba Perkasa	Indonesia

Tin	PT Rajehan Ariq	Indonesia	Y

Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Sukses Inti Makmur	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Timah Nusantara	Indonesia

Tin	PT Timah Tbk	Indonesia

Tin	PT Timah Tbk Kundur	Indonesia	Y

Tin	PT Timah Tbk Mentok	Indonesia	Y

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tirus Putra Mandiri	Indonesia

Tin	PT Tommy Utama	Indonesia

Tin	Resind Industria e Comercio Ltda.	Brazil	Y

Tin	Rian Resources SDN. BHD.	Malaysia

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India

Tin	Rui Da Hung	Taiwan, Province Of China	Y

Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China

Tin	Shangrao Xuri Smelting Factory	China

Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China

Tin	Sichuan Guanghan Jiangnan casting smelters	China

Tin	Sigma Tin Alloy Co., Ltd.	China

Tin	Soft Metais Ltda.	Brazil	Y

Tin	Solder Court Ltd.	China

Tin	Super Ligas	Brazil	Y

Tin	Suzhou Nuonengda Chemical Co., Ltd.	China

Tin	Tai Perng	Indonesia

Tin	Taicang City Nancang Metal Material Co., Ltd.	China

Tin	Taiwan Huanliang	Taiwan, Province Of China

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Y

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam

Tin	Thailand Mine Factory	Thailand

Tin	Thaisarco	Thailand	Y

Tin	Three green surface technology limited company	China

Tin	TIN PLATING GEJIU	China

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Y

Tin	Tin Technology & Refining	United States Of America	Y

Tin	TONG LONG	China

Appendix II – Page 12

Metal	Smelter Name	Country	RMAP Conformant?

Tin	Top-Team Technology (Shenzhen) Ltd.	China

Tin	TRATHO Metal Quimica	Brazil	Y

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Valcambi SA	Switzerland

Tin	VQB Mineral and Trading Group JSC	Viet Nam

Tin	WANG TING	China

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Y

Tin	Woodcross Smelting Company Limited	Uganda	Y

Tin	WUJIANG CITY LUXE TIN FACTORY	China

Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China

Tin	Xianghualing Tin Industry Co., Ltd.	China

Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China

Tin	XURI	China

Tin	Yifeng Tin	China

Tin	Yiquan Manufacturing	China

Tin	Yuecheng Tin Co., Ltd.	China

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Tin	Yunnan Chengo Electric Smelting Plant	China

Tin	Yunnan Copper Zinc Industry Co., Ltd.	China

Tin	Yunnan Geiju Smelting Corp.	China

Tin	Yunnan Industrial Co., Ltd.	China

Tin	Yunnan Malipo Baiyi Kuangye Co.	China

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Y

Tin	Zhongshan Jinye Smelting Co.,Ltd	China

Tungsten	A.L.M.T. Corp.	Japan	Y

Tungsten	ACL Metais Eireli	Brazil

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Tungsten	Artek LLC	Russian Federation

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Y

Tungsten	Avon Specialty Metals Ltd	United Kingdom Of Great Britain And Northern Ireland	Y

Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Y

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Y

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China

Tungsten	CP Metals Inc.	United States Of America

Tungsten	Cronimet Brasil Ltda	Brazil	Y

Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China

Appendix II – Page 13

Metal	Smelter Name	Country	RMAP Conformant?

Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Y

Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China	Y

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China

Tungsten	Geo Enterprise	Georgia

Tungsten	Global Tungsten & Powders LLC	United States Of America	Y

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Y

Tungsten	H.C. Starck Tungsten GmbH	Germany	Y

Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of

Tungsten	Hubei Green Tungsten Co., Ltd.	China	Y

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China

Tungsten	Hunan Jintai New Material Co., Ltd.	China

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	Japan New Metals Co., Ltd.	Japan	Y

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Y

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Y

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Y

Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Y

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Y

Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China	Y

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation

Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	Y

Tungsten	Kennametal Fallon	United States Of America	Y

Tungsten	Kennametal Huntsville	United States Of America	Y

Tungsten	KGETS Co., Ltd.	Korea, Republic Of

Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People’s Democratic Republic

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	Y

Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	Y

Tungsten	LLC Vostok	Russian Federation

Appendix II – Page 14

Metal	Smelter Name	Country	RMAP Conformant?

Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Y

Tungsten	Masan High-Tech Materials	Viet Nam	Y

Tungsten	Materion	United States Of America

Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China

Tungsten	Mitsui Mining and Smelting Co., Ltd.	Japan

Tungsten	Moliren Ltd.	Russian Federation

Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam

Tungsten	Niagara Refining LLC	United States Of America	Y

Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tungsten	NPP Tyazhmetprom LLC	Russian Federation

Tungsten	OOO “Technolom” 1	Russian Federation

Tungsten	OOO “Technolom” 2	Russian Federation

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Y

Tungsten	Philippine Carreytech Metal Corp.	Philippines

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Y

Tungsten	Plansee	Austria

Tungsten	PT Stanindo Inti Perkasa	Indonesia

Tungsten	PT Timah Tbk Mentok	Indonesia

Tungsten	S.P.T. spol.s r.o.	Czechia	Y

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Y

Tungsten	Solar Applied Materials Technology Corp.	Taiwan, Province Of China

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China

Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Y

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam

Tungsten	Thaisarco	Thailand

Tungsten	Tungamoy Metals Inc.	Korea, Republic Of	Y

Tungsten	Tungsten Diversified Industries LLC	United States Of America

Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Y

Tungsten	Unecha Refractory metals plant	Russian Federation

Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam

Tungsten	Wolfram Bergbau und Hutten AG	Austria	Y

Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Y

Tungsten	Xiamen Tungsten Co., Ltd.	China	Y

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Appendix II – Page 15

Metal	Smelter Name	Country	RMAP Conformant?

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China

Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China

Tungsten	Zhuzhou Cemented Carbide	China

Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China

[i]	Smelter country names are listed as reported in the RMI Smelter Database.

Conflict Minerals Smelter Totals – Non-PCB

Metal	Smelter Count
Gold	250
Tin	178
Tungsten	97
Tantalum	65
Total	590

Appendix II – Page 16